================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           EASTGROUP PROPERTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                                 April 30, 1998

Dear Stockholder:

     You are cordially invited to the annual meeting (the "Meeting") of stockholders of EastGroup Properties, Inc. (the "Company"), to be held on June 4, 1998 at 9:00 a.m., Jackson time, at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi.

     Stockholders will be asked to vote on the election of seven directors of the Company and to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The proposed transaction is important to you as a stockholder. Therefore, whether or not you plan to attend the Meeting, I urge you to give your immediate attention to the proposal. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                                          Very truly yours,

                                          /s/ Leland R. Speed
                                          LELAND R. SPEED
                                          Chairman of the Board of Directors

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1998

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of EastGroup Properties, Inc. (the "Company"), will be held at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on June 4, 1998 at 9:00 a.m., Jackson time, for the following purposes:

     1. To elect seven directors of the Company.

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 23, 1998 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     The directors sincerely desire your presence at the Meeting. However, so that we may be sure your vote will be included, please sign and return the enclosed proxy promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

     The prompt return of your proxy will avoid delay and save the expense involved in further communication. The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the Meeting.

                                          By Order of the Board of Directors

                                          /s/ N. Keith McKey
                                          N. KEITH MCKEY
                                          Executive Vice President, Chief
                                          Financial Officer, Treasurer and
                                          Secretary

DATED: April 30, 1998

     THIS IS AN IMPORTANT MEETING. STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                            ------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 4, 1998

     The following information is being furnished to the stockholders of EastGroup Properties, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders (the "Meeting"), to be held on June 4, 1998 at 9:00 a.m., Jackson time, at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, P.O. Box 22728, Jackson, Mississippi 39225-2728. This Proxy Statement will first be sent to stockholders on or about April 30, 1998.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

     The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock") entitled to vote at the Meeting has been fixed at the close of business on April 23, 1998. On such date there were 16,302,876 shares of Common Stock outstanding. The holders of Common Stock are generally entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Meeting for purposes of determining a quorum.

     The share amounts and per share information set forth in this proxy statement give retroactive effect to a three-for-two stock split effected by the Company on April 7, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), beneficially owned, as of April 15, 1998, more than five percent of the Common Stock outstanding, except as set forth in the following table.

NAME AND ADDRESS                                                    AMOUNT           PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED   COMMON STOCK(1)
-------------------                                           ------------------   ---------------
Cohen & Steers Capital Management, Inc.
  757 Third Avenue
  New York, New York 10017..................................       979,600(2)            6.02%
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109...............................       980,650(3)            6.02%

---------------

(1) Based on the number of shares of Common Stock outstanding as of April 15, 1998 which was 16,278,068 shares of Common Stock.

(2) Based upon an amended Statement on Schedule 13G filed with the Securities and Exchange Commission (the "SEC").

(3) Based upon an amended Statement on Schedule 13G filed with the SEC which indicated that FMR Corp. had sole voting power with respect to 222,400 shares of Common Stock and sole dispositive power with respect to 980,650 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of April 15, 1998.

                                                            NUMBER OF SHARES
                                                            OF COMMON STOCK        PERCENTAGE OF
                                                              BENEFICIALLY           SHARES OF
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS                       OWNED            COMMON STOCK(1)
------------------------------------------                  ----------------      ---------------
Alexander G. Anagnos......................................       14,250(2)                *
H.C. Bailey, Jr. .........................................       35,852(3)                *
Fredric H. Gould..........................................        3,000                   *
Harold B. Judell..........................................       23,190(4)                *
John N. Palmer............................................       15,870(5)                *
David M. Osnos............................................       21,000(6)                *
Leland R. Speed...........................................      264,441(7)             1.61%
David H. Hoster II........................................      171,214(8)             1.04
N. Keith McKey............................................      107,110(9)             0.65
Diane W. Hayman...........................................       21,563(10)               *
Marshall A. Loeb..........................................       29,040(11)               *
Jann W. Puckett...........................................       22,058(12)               *
Stewart R. Speed..........................................       50,857(13)               *
All directors, nominees and executive officers as a
  group...................................................      779,445(14)            4.66

---------------

  * Less than 0.5%

 (1) Based on the number of shares of Common Stock outstanding as of April 15, 1998 which was 16,278,068 shares of Common Stock.

 (2) Includes 14,250 shares of Common Stock that Mr. Anagnos has the right to acquire under the Company's 1991 Directors Stock Option Plan, as amended (the "Directors Plan").

 (3) Includes (i) 16,500 shares of Common Stock that Mr. Bailey has the right to acquire under the Directors Plan; (ii) 6,136 shares of Common Stock with respect to which Mr. Bailey has sole voting and dispositive power; and
     (iii) 13,216 shares of Common Stock with respect to which Mr. Bailey has shared voting and dispositive power.

 (4) Includes 9,000 shares of Common Stock that Mr. Judell has the right to acquire under the Directors Plan.

 (5) Includes 14,250 shares of Common Stock that Mr. Palmer has the right to acquire under the Directors Plan.

 (6) Includes 16,500 shares of Common Stock that Mr. Osnos has the right to acquire under the Directors Plan.

 (7) Includes 115,108 shares of Common Stock that Mr. Speed has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan, and does not include 21,888 shares of Common Stock beneficially owned by Mr. Speed's spouse, as to which he disclaims beneficial ownership.

 (8) Includes 111,715 shares of Common Stock that Mr. Hoster has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan and does not include 4,680 shares of Common

     Stock beneficially owned by Mr. Hoster's wife and daughters, as to which he disclaims beneficial ownership.

 (9) Includes 85,500 shares of Common Stock that Mr. McKey has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan and does not include 773 shares of Common Stock beneficially owned by Mr. McKey's son, as to which he disclaims beneficial ownership.

(10) Includes 19,563 shares of Common Stock that Ms. Hayman has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(11) Includes 15,000 shares of Common Stock that Mr. Loeb has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(12) Includes 21,563 shares of Common Stock Ms. Puckett has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(13) Does not include 450 shares of Common Stock owned by Mr. Speed's wife. Includes 6,000 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(14) Includes 70,500 shares of Common Stock that directors of the Company have the right to acquire under the Directors Plan and 374,449 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

ELECTION OF DIRECTORS -- NOMINEES

     The Articles of Incorporation of the Company provide that the number of directors shall be seven. All seven positions on the Board of Directors are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the Company's next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The Company's directors recommend a vote FOR the seven nominees listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying Form of Proxy to vote at the Meeting FOR these nominees. Each of the nominees listed below, except Mr. Gould, was elected a director at the Company's 1997 Annual Meeting of Stockholders. Mr. Judell has decided to retire from his position and therefore has chosen not to stand for re-election.

     Although the directors do not contemplate that any of the nominees listed below will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

        NAME, POSITION(S) AND                                 PRINCIPAL OCCUPATION AND
       TENURE WITH THE COMPANY           AGE            BUSINESS FOR THE PAST FIVE YEARS(1)
       -----------------------           ---            -----------------------------------
Alexander G. Anagnos.................    71     Financial Advisor with WR Family Associates.
  Director since 1994
H. C. Bailey, Jr.....................    58     President of H. C. Bailey Company (real estate
  Director since 1980                           development and investment).
Fredric H. Gould.....................    62     General Partner of Gould Investors L.P.; President
  1998 Nominee for Director                     of REIT Management Group.

        NAME, POSITION(S) AND                                 PRINCIPAL OCCUPATION AND
       TENURE WITH THE COMPANY           AGE            BUSINESS FOR THE PAST FIVE YEARS(1)
       -----------------------           ---            -----------------------------------
David H. Hoster II...................    52     Chief Executive Officer of the Company since 1997
  Director and President since 1993;            and President since 1993; Executive Vice President
  Chief Executive Officer since 1997            of the Company until 1993; President of LNH REIT,
                                                Inc. ("LNH") from 1995 to 1996 and its Executive
                                                Vice President from 1992 to 1995; Executive Vice
                                                President of Congress Street Properties, Inc.
                                                ("Congress Street"), Eastover Corporation
                                                ("Eastover"), The Parkway Company (predecessor to
                                                Parkway Properties, Inc. ("Parkway")), and Rockwood
                                                National Corporation ("Rockwood"), from 1988 to
                                                1994, Citizens Growth Properties from 1988 to 1993,
                                                and EB, Inc. ("EB") from 1993 to 1994.
John N. Palmer.......................    63     Chairman of Mobile Telecommunication Technologies
  Director since 1994                           since 1989.
David M. Osnos.......................    66     Partner in the law firm of Arent, Fox, Kintner,
  Director since 1993                           Plotkin & Kahn.
Leland R. Speed......................    65     Chairman of the Board of the Company and Parkway;
  Director since 1978 and Chairman              Chief Executive Officer of the Company and Parkway
  since 1983                                    until 1997; Chief Executive Officer of LNH until
                                                1996; Chief Executive Officer of Eastover, Congress
                                                Street and Rockwood until 1994, and EB until 1995.

---------------

(1) Unless otherwise stated, each nominee has held the positions indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Directors and nominees to the Company's Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly-held companies:

                        NAME                                              COMPANY
                        ----                                              -------
Fredric H. Gould.....................................    BRT Realty Trust
                                                         One Liberty Properties, Inc.
                                                         Sunstone Hotel Investors, Inc.
Harold B. Judell.....................................    Sizeler Property Investors, Inc.
David M. Osnos.......................................    VSE Corporation
                                                         Washington Real Estate Investment Trust
John N. Palmer.......................................    Entergy Corporation
                                                         Mobile Telecommunication Technologies
                                                         Deposit Guaranty National Bank
Leland R. Speed......................................    Farm Fish, Inc.
                                                         ChemFirst Inc.
                                                         KLLM Transport Services, Inc.
                                                         Parkway Properties, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Company's Board of Directors consists of Messrs. Bailey, Judell and Osnos. The Audit Committee met two times during the Company's 1997 fiscal year. The functions performed by this committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or to accounting practices which the Audit Committee believes merit such review.

     The Compensation Committee of the Company's Board of Directors consists of Messrs. Anagnos, Bailey and Palmer. Its function is to recommend compensation levels for directors, review compensation levels for executive officers and administer the 1994 Incentive Plan. The Compensation Committee met once during the Company's 1997 fiscal year.

     The Company does not have a standing nominating committee or any committee performing a similar function.

     The Board of Directors held eight meetings during the Company's 1997 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of Common Stock. During 1997, no officer or director of the Company was late in filing a report under Section 16(a).

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

         NAME, POSITION AND                              PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY           AGE               EXPERIENCE FOR PAST FIVE YEARS
       -----------------------           ---             ---------------------------------
Leland R. Speed......................    65     See table under "Nominees."
  Director since 1978 and Chairman
  since 1983
David H. Hoster II...................    52     See table under "Nominees."
  Director and President since 1993,
  Chief Executive Officer since 1997
N. Keith McKey.......................    47     Executive Vice President of the Company since 1993,
  Executive Vice President since                Chief Financial Officer and Secretary since 1992 and
  1993, Chief Financial Officer and             Treasurer since 1997; Senior Vice President of LNH
  Secretary since 1992, Treasurer               from 1992 until 1996; Senior Vice President of
  since 1997                                    Congress Street, Eastover, EB, Parkway and Rockwood
                                                until 1994.
Diane W. Hayman......................    36     Vice President since 1997 and Controller of the
  Vice President and Controller                 Company.

         NAME, POSITION AND                              PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY           AGE               EXPERIENCE FOR PAST FIVE YEARS
       -----------------------           ---             ---------------------------------
Marshall A. Loeb.....................    35     Vice President and Asset Manager of the Company
  Vice President                                since 1991.
Jann W. Puckett......................    50     Vice President of the Company since 1995 and its
  Vice President                                Asset Manager since 1992; Vice President and Asset
                                                Manager of Parkway from 1992 to 1995.
Stewart R. Speed.....................    34     Vice President of the Company since 1997; Vice
  Vice President                                President of Merry Land & Investment (an apartment
                                                REIT) from 1993 to 1997; Asset Manager of GE Capital
                                                (real estate finance) from 1991 to 1993.

---------------

     Leland R. Speed, Chairman, is the father of Stewart R. Speed, Vice President of the Company. There are no other family relationships between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 1997, 1996 and 1995, the amount of the compensation paid by the Company to its Chief Executive Officer and all other executive officers whose cash compensation during 1997 exceeded $100,000 (the "Named Officers").

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                     --------------------
                                      ANNUAL COMPENSATION            SECURITIES
                              ------------------------------------   UNDERLYING
      NAME AND                                        OTHER ANNUAL    OPTIONS/     LTIP        ALL OTHER
 PRINCIPAL POSITION    YEAR    SALARY      BONUS      COMPENSATION    SARS(3)     PAYOUTS   COMPENSATION(4)
 ------------------    ----    ------      -----      ------------   ----------   -------   ---------------
Leland R. Speed......  1997   $139,731    $ 91,538(2)     -0-          47,000       -0-         $10,765
  Chief Executive      1996    130,000(1)  110,502(2)     -0-          37,500       -0-           9,124
  Officer until        1995    129,863(1)  139,014(2)     -0-             -0-       -0-           9,172
  September 1997
David H. Hoster II...  1997    191,855     124,950(2)     -0-          84,000       -0-          13,830
  President and        1996    181,865     116,028(2)     -0-          52,500       -0-          13,455
  Chief Executive      1995    174,745     140,351(2)     -0-             -0-       -0-          13,464
  Officer
N. Keith McKey.......  1997    139,947      90,967(2)     -0-          47,000       -0-          13,830
  Executive Vice       1996    132,404      84,471(2)     -0-          37,500       -0-          13,625
  President, Chief     1995    127,212     102,256(2)     -0-             -0-       -0-          12,867
  Financial Officer,
  Treasurer and
  Secretary
Marshall A. Loeb.....  1997     86,785      17,500        -0-          16,000       -0-          10,209
  Vice President       1996     78,875      14,000        -0-           9,000       -0-           9,315
                       1995     71,281         -0-        -0-             -0-       -0-           7,224

---------------

(1) For 1995 and 1996, Mr. Speed's salary was paid one-half by the Company and one-half by Parkway, of which he was also Chief Executive Officer until September 1997. For 1995 and 1996, this amount is the Company's share of Mr. Speed's compensation.

(2) This is the amount of incentive compensation payable to the Named Officer under the 1994 Incentive Plan. The amount was paid two-thirds in cash and one-third in shares of Common Stock.

(3) These options were granted under the Company's 1994 Incentive Plan and become exercisable with respect to one-half the shares on the first anniversary date of grant and one-half the shares on the second anniversary date of grant.

(4) This is the Company's discretionary contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life. During 1995 and 1996, the Company reimbursed Parkway for one-half of Parkway's contribution to its 401(k) plan for Mr. Speed's benefit, and the amounts reimbursed by the Company to Parkway with respect thereto are included in this column.

     Option Grants. The following table gives information with respect to options granted to the Named Officers during the year ended December 31, 1997. The "Potential Realizable Value" columns assume that the price of the shares of Common Stock will appreciate at annual rates of 5% and 10%, respectively, during the term of the options. The prices of the shares of Common Stock on the dates of grant were $17.91 and $22.00. There can be no assurance that such appreciation will take place.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                             STOCK PRICE
                                                                                          APPRECIATION FOR
                                  INDIVIDUAL GRANTS                                          OPTION TERM
-------------------------------------------------------------------------------------   ---------------------
              (a)                    (b)            (c)           (d)         (e)         (f)         (g)
                                  NUMBER OF
                                  SECURITIES
                                  UNDERLYING     % OF TOTAL
                                   OPTIONS/     OPTIONS/SARS    EXERCISE
                                     SARS        GRANTED TO     OR BASE
                                   GRANTED       EMPLOYEES       PRICE     EXPIRATION
              NAME                   (#)       IN FISCAL YEAR    ($/SH)       DATE       5%($)       10%($)
              ----                ----------   --------------   --------   ----------    -----       ------
Leland R. Speed.................    21,000(1)        7.3%        $17.91    02/02/07     $236,949   $  598,015
                                    26,000(2)        9.1          22.00    10/08/07      360,360      909,480
David H. Hoster II..............    30,000(1)       10.5          17.91    02/02/07      338,499      854,307
                                    54,000(2)       18.8          22.00    10/08/07      748,440    1,351,620
N. Keith McKey..................    21,000(1)        7.3          17.91    02/02/07      236,949      598,015
                                    26,000(2)        9.1          22.00    10/08/07      360,360      909,480
Marshall A. Loeb................     6,000(1)        2.1          17.91    02/02/07       67,700      170,861
                                    10,000(2)        3.5          22.00    10/08/07      138,600      242,340

---------------

(1) These options were granted on February 3, 1997. They become exercisable one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.

(2) These options were granted on October 9, 1997. They become exercisable one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.

     Option Exercises and Year End Values. No options were exercised by Messrs. McKey and Loeb during 1997. The following table shows the value realized by Messrs. Speed and Hoster upon the exercise of options, and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc. on December 31, 1997 ($21.625).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                    SHARES                                                  VALUE OF UNEXERCISED
                                   ACQUIRED      VALUE        NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
              NAME                ON EXERCISE   REALIZED       OPTIONS AT FY-END(#)             AT FY-END($)
              ----                -----------   --------      ---------------------         --------------------
                                                           EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE
                                                           ----------------------------   -------------------------
Leland R. Speed.................     7,892      $70,673           85,858/65,750               $733,046/$210,109
  Chief Executive Officer
  until September 1997
David H. Hoster II..............     4,000      $23,160          70,465/110,250               $580,877/$296,381
  President and Chief
  Executive Officer
N. Keith McKey..................       N/A          N/A           56,250/65,750               $467,906/$210,109
  Executive Vice President,
  Chief Financial Officer,
  Treasurer and Secretary
Marshall A. Loeb................       N/A          N/A            7,500/20,500                 $60,578/$53,993
  Vice President

---------------

(1) These options, both exercisable and unexercisable, represent options granted to the Named Officer under the 1994 Incentive Plan.

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Bailey, Palmer and Anagnos. The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company in relation to salary levels for other real estate companies and the officer's level of responsibility. Mr. Speed served as the Company's Chief Executive Officer until September 1997, after which Mr. Hoster became the Company's Chief Executive Officer. In setting the base compensation of Mr. Speed, the Compensation Committee took account of the fact that Mr. Speed also was the Chairman and a salaried officer of Parkway, another real estate investment trust. The Compensation Committee considered a number of other factors in setting his base compensation, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Company, the success of the Company's recent program of acquiring new properties and engaging in business combination transactions with other REITs and his importance in delineating and implementing the Company's strategic plans. The Compensation Committee considered the same factors in setting the base salary of Mr. Hoster.

     The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

     - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

     - To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of the stock-based incentives that result in increased Common Stock ownership by executive officers.

     The Compensation Committee believes that incentive compensation payable to the executive officers of the Company should be based upon the Company's performance and align the interests of management and the Company's stockholders. In 1994, the Compensation Committee, in conjunction with an independent compensation consultant, formulated the 1994 Incentive Plan. The 1994 Incentive Plan was approved by the Company stockholders in December 1994. Under the 1994 Incentive Plan, each year the Compensation Committee establishes a goal for funds from operations ("FFO") per share, a minimum level for FFO per share below which incentive compensation should not be paid, and an incentive award payout objective for each executive officer. Two-thirds of any incentive award is paid in cash and one-third in shares of Common Stock. For 1997, the Compensation Committee computed target FFO before bonus accruals of $1.73 as the minimum FFO per share necessary for any bonus to be paid, and $1.85 as the target FFO per share under which management would receive their target bonuses, and $1.98 as the target FFO under which management would receive 200% of their target bonuses. To the extent the Company's actual FFO per share exceeded $1.85 but was less than $1.98, the target bonus amounts would be increased pro rata. The target bonus amounts were 50% of total base salary for Messrs. Speed, Hoster and McKey. The Compensation Committee determined the FFO targets based upon its analysis of the Company's internal projected financial results for 1997 and the estimates of 1997 FFO prepared by independent securities analysts who followed the Company. The Compensation Committee believed that the stockholders of the Company would be benefitted significantly if the FFO goal was met and would be further benefitted if such goal were exceeded, and that management should be compensated for the benefits derived by the Company's stockholders. The target bonus amounts were set by the Compensation Committee after consultation with the compensation consultant who helped the Compensation Committee formulate the 1994 Incentive Plan.

     The Company's 1997 FFO per share before bonus awards was $1.89. After consideration, the Compensation Committee believed that each of Mr. Speed, Mr. McKey and Mr. Hoster should be paid the amount of incentive compensation provided by the above formula, under which Messrs. Speed, Hoster and McKey received bonuses with respect to 1997 of $91,538, $124,950 and $90,967, respectively, two-thirds of which were paid in cash and one-third of which was paid in shares of Common Stock.

     The Compensation Committee also believes that stock based incentive compensation in the form of stock options helps to align the interest of the management of the Company and its stockholders. During 1997, the Compensation Committee granted options to the Named Officers of the Company as described under "Option Grants." In determining the number of options to be granted, the Compensation Committee took into account the executive's current base compensation, the amount of stock-based compensation previously granted to the executive, the executive's duties and performance, and competitive industry practices.

                                            H.C. BAILEY, JR.
                                            JOHN N. PALMER
                                            ALEXANDER G. ANAGNOS

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 1997 against the cumulative return of the Standard & Poor's 500 ("S&P 500"), and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity").

        Measurement Period
      (Fiscal Year Covered)            The Company          S&P 500         NAREIT Equity
1992                                              100                100                100
1993                                              132                110                120
1994                                              126                111                123
1995                                              163                153                142
1996                                              226                188                192
1997                                              282                251                231

     Directors' Fees. Under the Company's standard compensation arrangements with directors (except Mr. Speed and Mr. Hoster who are salaried officers), directors are paid a monthly stipend of $500, plus $1,000 and reimbursement of actual expenses for attendance at each meeting of the Board of Directors and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors. Only one fee is paid in the event more than one meeting is held on a single day.

     Directors Stock Option Plan. At the 1991 annual meeting, the stockholders of the Company approved the Directors Plan. The Directors Plan authorizes the issuance of options for up to 150,000 shares of Common Stock to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the Directors Plan, each Non-Employee Director of the Company on March 15, 1991 was automatically granted an option to purchase 7,500 shares of Common Stock. Each person who first becomes a Non-Employee Director after March 15, 1991 will automatically be granted an option to purchase 7,500 shares of Common Stock on the date the person becomes a Non-Employee Director, if such shares of Common Stock are available. Each Non-Employee Director will also be granted an option to purchase 2,250 additional shares of Common Stock on the date of any annual meeting at which such Non-Employee Director is reelected to the Board of Directors. The option exercise price is the closing price of a share of Common Stock if shares of Common Stock are listed on an exchange or the average between the bid and the asked price for the date if the shares of Common Stock are traded over-the-counter (or, if no shares of Common Stock were publicly traded on that date, the next preceding date that such shares of Common Stock were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant, or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     One director exercised options under the Directors Plan during 1997. On February 17, 1997, Mr. Judell exercised options to purchase 5,000 shares of Common Stock at an exercise price of $16.00.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with Parkway. The Company and Parkway shared the same office space at One Jackson Place in Jackson, Mississippi until April 1997. The Company and Parkway shared the rent with respect to their shared office space based upon the number of employees each had in such office space divided by the total number of employees of both companies using the office space. In addition, Parkway and the Company also shared the expenses of certain office supplies and equipment, and the Company reimbursed Parkway for the services of certain employees of Parkway who performed services for the Company on an as requested basis. The Company and Parkway continue to share the services of Mr. Speed and his administrative assistant and expenses related thereto are shared equally between the Company and Parkway. During the year ended December 31, 1997, Parkway paid the Company $34,017 under this cost-sharing arrangement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick LLP as the Company's auditors for the year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                        PROPOSAL NO. 2 -- OTHER MATTERS

     The management of the Company does not know of any other matters to come before the Meeting. However, if any other matters come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                         STOCKHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

     Any Company stockholder who wishes to submit a proposal for presentation at the Company's 1999 Annual Meeting of Stockholders must submit such proposal to the Company at its office at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Secretary no later than December 31, 1998, in order to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 1999 Annual Meeting of Stockholders.

                                          By Order Of The Board Of Directors

                                          /s/ N. Keith McKey
                                          N. KEITH MCKEY
                                          Executive Vice President, Chief
                                          Financial Officer, Treasurer and
                                          Secretary

PROXY                                                                   PROXY
                          EASTGROUP PROPERTIES, INC.
                            300 One Jackson Place
                           188 East Capitol Street
                          Jackson, Mississippi 39201

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints DAVID H. HOSTER II and N. KEITH McKEY, or either of them, Proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock, $0.0001 par value per share, of EastGroup Properties, Inc. (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on Thursday, June 4, 1998, at 9:00 a.m., Jackson time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse.

             PLEASE SIGN, DATE, DETACH AND RETRUN THIS PROXY CARD
                  IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                (Continued and to be signed on reverse side.)

-------------------------------------------------------------------------------

                                                    EASTGROUP PROPERTIES, INC.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


1. Election of Directors --           For   Withhold   For All    2. In their discretion, the Proxies are authorized to vote upon
   Nominees: Alexander G. Anagnos;    All      All     Except        such other business as may properly come before the meeting
   H. C. Bailey, Jr.;                 / /      / /      / /          or any adjournment thereof.
   Fredric H. Gould;
   David H. Hoster II;
   David M. Osnos;                                                   This proxy, when properly executed, will be voted in the
   John N. Palmer; and                                               manner directed herein by the undersigned stockholder. If no
   Leland R. Speed.                                                  direction is made, this proxy will be voted FOR the matter indicated in 1 above and will be voted in the discretion of
   _____________________________________                             the Proxies named herein with respect to any matters referred
   (Except for nominee(s) written above)                             to in 2 above. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors'
                                                                     recommendations. The Proxies cannot vote your shares unless you sign and return this card.


                                                                                             Dated: ________________________ , 1998


                                                                     Signature(s) _________________________________________________


                                                                     ______________________________________________________________
                                                                     PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK
                                                                     CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the
                                                                     partnership name by an authorized person. Executors, trustees, administrators, etc., are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

-----------------------------------------------------------------------------------------------------------------------------------
                                                  *    FOLD AND DETACH HERE    *

                                       PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY CARD
                                            IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.
